AMENDMENT TO
EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is dated effective July 18, 2019 and amends the Employment Agreement by and between Umpqua Holdings Corporation and the undersigned officer (as previously amended, the “Employment Agreement”).

1.    The purpose of this Amendment is to extend the term of the Employment Agreement, which is set to expire December 31, 2019.

2    The duration of the Employment Agreement is hereby amended and extended to December 31, 2024, unless sooner terminated as set forth in the Employment Agreement.

3.    Except as specifically set forth herein, the Employment Agreement shall continue in full force and effect as written.

UMPQUA HOLDINGS CORPORATION

By:
Name:
Title:

OFFICER

Name:

1